UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934*

Date of Report (Date of earliest event reported)	December 3, 2008

Finlay Fine Jewelry Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-59380	13-3287757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, director Ellen R. Levine notified the Board of Directors of Finlay Enterprises, Inc. (“Finlay Enterprises”), the parent of Finlay Fine Jewelry Corporation (the “Company”), that she was resigning from the Board of Directors of Finlay Enterprises, effective as of December 8, 2008.  Ms. Levine’s resignation was not the result of a disagreement with Finlay Enterprises on any matter relating to Finlay Enterprises’ operations, policies or practices.

On December 4, 2008, director Charles E. McCarthy notified the Board of Directors of Finlay Enterprises that he was resigning from the Board of Directors of Finlay Enterprises, effective as of December 8, 2008.  Mr. McCarthy’s resignation was not the result of a disagreement with Finlay Enterprises on any matter relating to Finlay Enterprises’ operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting held on December 3, 2008, the Board of Directors of the Company adopted an amendment to the amended and restated by-laws (the “Amendment”) for the Company, effective December 3, 2008.  The Amendment reduces the minimum size of the Board of Directors from seven directors to three directors. This description of the Amendment should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amendment, which is attached as Exhibit 3.2(a) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2(a)	Amendment to the Amended and Restated By-Laws of Finlay Fine Jewelry Corporation, effective December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION

Date: December 9, 2008	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit

Exhibit 3.2(a)	Amendment to the Amended and Restated By-Laws of Finlay Fine Jewelry Corporation, effective December 3, 2008